Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES FIRST QUARTER 2018 FINANCIAL AND OPERATING RESULTS

Midland, TX (May 8, 2018) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the first quarter ended March 31, 2018.

HIGHLIGHTS

•	Q1 2018 net income of $163 million, or $1.65 per diluted share; adjusted net income (as defined and reconciled below) of $162 million, or $1.64 per diluted share

•	Previously announced Q1 2018 production of 102.6 Mboe/d (74% oil), up 10% over Q4 2017 and 67% year over year

•	Q1 2018 CAPEX of $318 million, generated $21 million of free cash flow in the quarter

•	Narrowing full year 2018 production guidance to 110.0 – 116.0 Mboe/d, up 1% from prior guidance midpoint; implies 43% annualized growth at the midpoint from full year 2017 average daily production

•	Q1 2018 cash operating costs of $8.42/boe, down 10% year over year with realized pricing up 21% over the same period

•	Lowering full year 2018 LOE guidance to $3.75 - $4.50 per boe, down 13% from prior guidance midpoint

•	Q1 2018 cash dividend of $0.125 per share payable on May 29, 2018; implies a 0.4% annualized yield based on May 7, 2018 share closing price of $130.24

•	Executed 50,000 bo/d firm transportation agreement as shipper on Gray Oak pipeline

•	Currently operating 11 horizontal drilling rigs and five dedicated frac spreads

“Diamondback remains committed to capital discipline by continuing to grow production at industry leading rates within cash flow and achieving an annualized return on average capital employed of over 13% in the first quarter, well above our estimated cost of capital.  The execution of our forward operating plan while maintaining best in class operating metrics is the primary focus of our organization in an increasingly active Permian Basin," stated Travis Stice, Chief Executive Officer of Diamondback.

Mr. Stice continued, "We have made significant progress on our Permian Basin takeaway strategy, with the 50,000 barrel per day commitment to the Gray Oak Pipeline being the first step of many as we work to increase our exposure to international pricing away from the Midland market.  Additionally, Diamondback will continue to be active, yet selective, in our acquisition strategy, with accretion and full-cycle economics remaining key drivers of our decision making process. Our disciplined approach to all facets of the business, from day-to-day operations to longer-term strategic decisions, is evidenced by Diamondback's significant Adjusted EBITDA per share growth since going public just over five years ago."

OPERATIONAL HIGHLIGHTS
Diamondback’s Q1 2018 production was 102.6 Mboe/d (74% oil), up 67% year over year from 61.6 Mboe/d in Q1 2017, and up over 10% quarter over quarter from 92.9 Mboe/d in Q4 2017.

During the first quarter of 2018, Diamondback drilled 41 gross horizontal wells and turned 35 operated horizontal wells to production. The average completed lateral length for first quarter wells was 9,000 feet. Operated completions during the first quarter consisted of 20 Wolfcamp A wells, nine Lower Spraberry wells, four Wolfcamp B wells, one Middle Spraberry well and one Third Bone Spring shale well. The Company operated 10 drilling rigs and four dedicated frac spreads during the quarter.

The Company is currently operating 11 horizontal rigs and five dedicated frac crews, and plans to operate, on average, between 10 and 12 horizontal rigs throughout 2018. As a result, Diamondback expects to turn between 170 and 190 gross operated horizontal wells to production for the full year 2018.

OPERATIONS UPDATE
In Pecos County, Diamondback continues to see strong performance from operated completions targeting the Wolfcamp A. After achieving a peak 30-day 2-stream flowing initial production ("IP") rate of 226 boe/d per 1,000 feet (91% oil), the State Biggs 12A-2 2WA went on to achieve a peak 90-day flowing IP rate of 172 boe/d per 1,000 feet (91% oil). Subsequently in the first quarter, Diamondback completed another Wolfcamp A well with a 7,527 foot lateral. This well, the Neal Lethco 39-37 Unit 2WA, achieved a peak 30-day flowing IP rate of 159 boe/d per 1,000 feet (84% oil) and a peak 60-day flowing IP rate of 141 boe/d per 1,000 feet (84% oil).

In Reeves County, Diamondback recently completed its first well targeting the Third Bone Spring shale with a 9,401 foot lateral. This well, the Rogers 6 Unit 3TB, achieved a peak 30-day flowing IP rate of 122 boe/d per 1,000 feet (80% oil), and went on to achieve a peak 90-day flowing IP rate of 110 boe/d per 1,000 feet (81% oil).

In the Midland Basin, the Company recently completed a four-well pad in Midland County targeting the Lower Spraberry and Wolfcamp A with an average lateral length of 10,353 feet. Two Wolfcamp A wells on the Bombardier C Unit pad achieved an average 30-day IP rate of 134 boe/d per 1,000 feet (89% oil), while two Lower Spraberry wells averaged 123 boe/d per 1,000 feet (88% oil) over the same period.

In Glasscock County, Diamondback has drilled and completed a seven-well pad targeting the Wolfcamp A and Wolfcamp B with an average lateral length of 9,984 feet. The initial two Wolfcamp A completions achieved an average 30-day IP rate of 117 boe/d per 1,000 feet (86% oil), while the initial Wolfcamp B well produced 143 boe/d per 1,000 feet (85% oil) over the same period.  The remaining four wells are still flowing back.

FINANCIAL HIGHLIGHTS
Diamondback's first quarter 2018 net income was $163 million, or $1.65 per diluted share. Adjusted net income (a non-GAAP financial measure as defined and reconciled below) was $162 million, or $1.64 per diluted share.

First quarter 2018 Adjusted EBITDA (as defined and reconciled below) was $341 million, up 13% from $302 million in Q4 2017.

First quarter 2018 average realized prices were $61.66 per barrel of oil, $2.20 per Mcf of natural gas and $24.64 per barrel of natural gas liquids, resulting in a total equivalent unhedged price of $50.55/boe, up 12% from $45.31/boe in Q4 2017.

Diamondback's cash operating costs for the first quarter 2018 were $8.42 per boe, including lease operating expenses ("LOE") of $4.04 per boe, cash general and administrative expenses of $0.96 per boe and taxes and transportation of $3.42 per boe.

As of March 31, 2018, Diamondback had $54 million in standalone cash and $166 million outstanding on its revolving credit facility. In connection with its Spring 2018 redetermination expected to close in May 2018, the lead bank on Diamondback's credit facility recommended a borrowing base increase to  $2.0 billion from $1.8 billion, while the Company intends to limit the lenders' aggregate commitment to $1.0 billion. Additionally, Viper Energy Partners LP ("Viper"), a subsidiary of Diamondback, expects to have its borrowing base increased to $475 million from $400 million currently.

During the first quarter of 2018, Diamondback spent $275 million on drilling, completion and non-operated properties, and $43 million on infrastructure and midstream.

DIVIDEND DECLARATION

Diamondback announced today that the Company's Board of Directors has declared a cash dividend for the first quarter of 12.5 cents per common share payable on May 29, 2018, to shareholders of record at the close of business on May 21, 2018.

FULL YEAR 2018 GUIDANCE

Below is Diamondback's guidance for the full year 2018, which has been updated to reflect a narrowed production range and lower lease operating expenses per boe.

2018 Guidance
	Diamondback Energy, Inc.	Viper Energy Partners LP

Total Net Production – MBoe/d	110.0 – 116.0	15.5 - 16.5
Oil Production - % of Net Production	73% - 76%	71% - 75%

Unit costs ($/boe)
Lease operating expenses, including workovers	$3.75 - $4.50
Gathering & Transportation	$0.25 - $0.50	$0.10 - $0.30
G&A
Cash G&A	Under $1.00	$0.75 - $1.25
Non-cash equity-based compensation	$0.75 - $1.25	$0.75 - $1.25
DD&A	$11.00 - $14.00	$9.00 - $11.00
Interest expense (net of interest income)	$1.00 - $2.00

Production and ad valorem taxes (% of revenue)(a)	7.0%	7.0%
Corporate tax rate (% of pre-tax income)	20% - 23%

Gross horizontal D,C&E/Ft. - Midland Basin	$760 - $810
Gross horizontal D,C&E/Ft. - Delaware Basin	$1,125 - $1,225
Horizontal wells completed (net)	170 - 190 (146 - 163)

Capital Budget ($ - million)
Horizontal drilling and completion	$1,175 - $1,325
Infrastructure	$125 - $175
2018 Capital Spend	$1,300 - $1,500

(a)	Includes production taxes of 4.6% for crude oil and 7.5% for natural gas and NGLs and ad valorem taxes.

CONFERENCE CALL
Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the first quarter of 2018 on Wednesday, May 9, 2018 at 9:00 a.m. CT.  Participants should call (877) 440-7573 (United States/Canada) or (253) 237-1144 (International) and use the confirmation code 7478817. A telephonic replay will be available from 12:00 p.m. CT on Wednesday, May 9, 2018 through Wednesday, May 16, 2018 at 12:00 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 7478817. A live broadcast of the earnings conference call will also be available via the internet at www.diamondbackenergy.com under the "Investor Relations" section of the site. A replay will also be available on the website following the call.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas Company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. Diamondback’s activities are primarily focused on the horizontal exploitation of multiple intervals within the Wolfcamp, Spraberry, Clearfork, Bone Spring and Cline formations.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, that address activities that Diamondback assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Diamondback. Information concerning these risks and other factors can be found in Diamondback’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Diamondback undertakes no obligation to update or revise any forward-looking statement.

Diamondback Energy, Inc.
Consolidated Statements of Operations
(unaudited, in thousands, except share amounts and per share data)

	Three Months Ended March 31,
	2018	2017
Revenues
Oil, natural gas and natural gas liquids	$466,759	$232,498
Lease bonus	—	1,602
Midstream services	11,395	1,130
Other operating income	2,041	—
Total revenues	480,195	235,230
Operating expenses
Lease operating expenses	37,345	26,626
Production and ad valorem taxes	27,304	15,725
Gathering and transportation	4,285	2,619
Midstream services	11,189	854
Depreciation, depletion and amortization	115,216	58,929
General and administrative expenses(1)	16,325	13,744
Asset retirement obligation accretion	355	323
Other operating expense	530	—
Total expenses	212,549	118,820
Income from operations	267,646	116,410
Interest expense, net	(13,701)	(12,225)
Other income, net	2,736	1,145
Gain (loss) on derivative instruments, net	(32,345)	37,701
Gain on revaluation of investment	899	—
Total other income (expense), net	(42,411)	26,621
Income before income taxes	225,235	143,031
Provision for income taxes	47,081	1,957
Net income	178,154	141,074
Net income attributable to non-controlling interest	15,342	4,801
Net income attributable to Diamondback Energy, Inc.	$162,812	$136,273

Earnings per common share:
Basic	$1.65	$1.46
Diluted	$1.65	$1.46
Weighted average common shares outstanding:
Basic	98,555	93,161
Diluted	98,769	93,364

(1)	Includes non-cash expense of $7,451 and $7,063 for the three months ended March 31, 2018 and 2017, respectively.

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended March 31,
	2018	2017	2017
Production Data:
Oil (MBbl)	6,800	6,345	4,158
Natural gas (MMcf)	6,546	6,103	3,683
Natural gas liquids (MBbls)	1,344	1,182	773
Oil Equivalents (MBOE)(1)(2)	9,235	8,544	5,545
Average daily production (BOE/d)(2)	102,607	92,872	61,610
% Oil	74%	74%	75%

Average sales prices:
Oil, realized ($/Bbl)	$61.66	$53.59	$49.80
Natural gas realized ($/Mcf)	2.20	2.40	2.69
Natural gas liquids ($/Bbl)	24.64	27.43	20.05
Average price realized ($/BOE)	50.55	45.31	41.93
Oil, hedged ($/Bbl)(3)	56.82	52.73	49.40
Natural gas, hedged ($ per MMbtu)(3)	2.29	2.59	2.69
Average price, hedged ($/BOE)(3)	47.05	44.81	41.63

Average Costs per BOE:
Lease operating expense	$4.04	$4.50	$4.80
Production and ad valorem taxes	2.96	2.75	2.84
Gathering and transportation expense	0.46	0.44	0.47
General and administrative - cash component	0.96	0.59	1.20
Total operating expense - cash	$8.42	$8.28	$9.31

General and administrative - non-cash component	$0.81	$0.71	$1.28
Depreciation, depletion and amortization	12.48	12.30	10.63
Interest expense, net	1.48	1.27	2.20

(1)	Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.

(2)	The volumes presented are based on actual results and are not calculated using the rounded numbers in the table above.

(3)
Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices. Our calculation of such effects includes realized gains and losses on cash settlements for commodity derivatives, which we do not designate for hedge accounting.

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income plus non-cash (gain) loss on derivative instruments, net, net interest expense, net, depreciation, depletion and amortization, non-cash equity-based compensation expense, capitalized equity-based compensation expense, asset retirement obligation accretion expense, gain on revaluation of investment and income tax (benefit) provision. Adjusted EBITDA is not a measure of net income as determined by United States’ generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because it allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Adjusted net income is a non-GAAP financial measure equal to net income attributable to Diamondback Energy, Inc. plus non-cash loss on derivative instruments, gain on revaluation of investment and related income tax adjustments. The Company’s computations of Adjusted EBITDA and adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the GAAP financial measure of net income (loss).

Diamondback Energy, Inc.
Reconciliation of Adjusted EBITDA to Net Income
(unaudited, in thousands)

	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended March 31,
	2018	2017	2017
Net income (loss)	$178,154	$129,607	$141,074
Non-cash (gain) loss on derivative instruments, net	38	93,605	(39,375)
Interest expense, net	13,701	10,892	12,225
Depreciation, depletion and amortization	115,216	105,078	58,929
Non-cash equity-based compensation expense	10,092	8,349	9,406
Capitalized equity-based compensation expense	(2,641)	(2,230)	(2,343)
Asset retirement obligation accretion expense	355	361	323
Gain on revaluation of investment	(899)	—	—
Income tax (benefit) provision	47,081	(23,961)	1,957
Consolidated Adjusted EBITDA	$361,097	$321,701	$182,196
EBITDA attributable to noncontrolling interest	(20,353)	(19,815)	(6,933)
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$340,744	$301,886	$175,263

Adjusted EBITDA per common share:
Basic	$3.46	$3.08	$1.88
Diluted	$3.45	$3.07	$1.88
Weighted average common shares outstanding:
Basic	98,555	98,169	93,161
Diluted	98,769	98,368	93,364

Adjusted net income is a performance measure used by management to evaluate performance, prior to non-cash loss on derivative instruments, gain on revaluation of investment and related income tax adjustments.

The following table presents a reconciliation of adjusted net income to net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, in thousands, except share amounts and per share data)

	Three Months Ended March 31, 2018
	Pre-Tax Amounts	Amounts Per Share
Net income attributable to Diamondback Energy, Inc.	$162,812	$1.65
Non-cash loss on derivative instruments	38	—
Gain on revaluation of investments	(899)	(0.01)
Adjusted income excluding non-cash loss on derivative instruments and gain on revaluation of investment	161,951	1.64
Income tax adjustment for above items	180	—
Adjusted net income	$162,131	$1.64

Derivatives

As of the filing date, the Company had the following outstanding derivative contracts. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019
Swaps - West Texas Intermediate	29,000	27,000	26,000	7,000	4,000	4,000	3,000
	$51.24	$51.27	$51.27	$55.29	$51.86	$51.59	$49.82
Swaps - Crude Brent Oil	6,000	6,000	6,000	—	—	—	—
	$55.07	$54.99	$54.92	—	—	—	—
Basis Swaps	15,000	15,000	15,000	—	—	—	—
	$(0.88)	$(0.88)	$(0.88)	—	—	—	—
Three-Way Collar Short Put - West Texas Intermediate	—	—	—	10,000	10,000	—	—
	—	—	—	$45.00	$45.00	—	—
Three-Way Collar Floor - West Texas Intermediate	—	—	—	10,000	10,000	—	—
	—	—	—	$55.00	$55.00	—	—
Three-Way Collar Ceiling - West Texas Intermediate	—	—	—	10,000	10,000	—	—
	—	—	—	$70.76	$69.71	—	—
Three-Way Collar Short Put - Crude Brent Oil	—	—	—	4,000	4,000	—	—
	—	—	—	$55.00	$55.00	—	—
Three-Way Collar Floor - Crude Brent Oil	—	—	—	4,000	4,000	—	—
	—	—	—	$65.00	$65.00	—	—
Three-Way Collar Ceiling - Crude Brent Oil	—	—	—	4,000	4,000	—	—
	—	—	—	$77.85	$77.85	—	—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q2 2018	Q3 2018	Q4 2018
Swaps	20,000	20,000	20,000
	$3.00	$3.02	$3.07

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com